Exhibit 10.16(a)

AMENDMENT NO. 1

TO THE

ADVANCED MICRO DEVICES, INC. DEFERRED INCOME ACCOUNT PLAN,

AS AMENDED AND RESTATED

WHEREAS, Advanced Micro Devices, Inc. (the “Company”) maintains the Advanced Micro Devices, Inc. Deferred Income Account Plan (the “Plan”);

WHEREAS, pursuant to Section 12.4(b) of the Plan, the Company, acting through the Compensation Committee of the Board of Directors of the Company (the “Committee”), shall have the absolute and unconditional right to amend the portion of the Plan that affects 409A Benefits (as defined in the Plan) at any time and may from time to time, in its discretion, amend, in whole or in part, any of all of the provisions of the Plan relating to 409A Benefits; provided, however, that ratification from the Board of Directors of the Company (the “Board”) shall be required unless the amendments to the Plan do not have a significant cost impact on the Company; and

WHEREAS, the Committee desires to amend the Plan to discontinue deferrals of any commissions paid following a termination of employment of a participant of the Plan.

NOW, THEREFORE, pursuant to Section 12.4(b) of the Plan, the Plan is hereby amended, effective as of July 1, 2012, as follows:

1. Amendment. Section 1.1(b) of the Plan is hereby amended and restated in its entirety as follows:

(b)	Base Salary: A Participant’s annual base salary including commissions, calculated after reduction for compensation voluntarily deferred or contributed by the Participant pursuant to plans established under Code Section 125 and Code Section 401(k); and, effective as of January 1, 2013, excluding commissions paid to a Participant following such Participant’s Separation From Service with an Employer for any reason or following the death or Disability of such Participant.

2. Ratification and Confirmation. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

3. Governing Law. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of California except to the extent preempted by federal law.

4. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment No. 1.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed, effective as of July 1, 2012.

ADVANCED MICRO DEVICES, INC.
ADMINISTRATIVE COMMITTEE

By:	/s/ Devinder Kumar
Name: Devinder Kumar
Title: Sr. VP, Corp. Controller

Dated:	5-2-12

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed, effective as of July 1, 2012.

ADVANCED MICRO DEVICES, INC.
ADMINISTRATIVE COMMITTEE

By:	/s/ Darla Smith
Name: Darla Smith
Title: Corporate Vice President of Finance

Dated:	5/2/2012

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed, effective as of July 1, 2012.

ADVANCED MICRO DEVICES, INC. ADMINISTRATIVE COMMITTEE

By:	/s/ Grant Nicholson
Name: Grant Nicholson
Title: VP and Treasurer (AMD)

Dated:	5/2/12

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed, effective as of July 1, 2012.

ADVANCED MICRO DEVICES, INC.
ADMINISTRATIVE COMMITTEE

By:	/s/ Mike Woollems
Name: Mike Woollems
Title: Corporate VP, Tax

Dated:	May 2, 2012